LodgeNet Interactive Corporation	Form 10-Q
Exhibit 32
LODGENET INTERACTIVE CORPORATION
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
          Each of the undersigned, Scott C. Petersen and Gary H. Ritondaro, the Chief Executive Officer and the Chief Financial Officer, respectively, of LodgeNet Interactive Corporation, individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of LodgeNet’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 (the “Report”).
     Each of the undersigned hereby certifies, to his knowledge, that:
•	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of LodgeNet.
     IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 7th day of November 2008.

/s/ Scott C. Petersen

Scott C. Petersen
Chief Executive Officer

/s/ Gary H. Ritondaro

Gary H. Ritondaro
Chief Financial Officer
September 30, 2008